Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Announces Fiscal Year 2020 Second Quarter Financial Results

NEW YORK, NY, May 11, 2020 - Golub Capital BDC, Inc., a business development company (Nasdaq: GBDC), today announced its financial results for its second fiscal quarter ended March 31, 2020.

Except where the context suggests otherwise, the terms "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

SELECTED FINANCIAL HIGHLIGHTS

(in thousands, expect per share data)
	March 31, 2020	December 31, 2019
Investment portfolio, at fair value	$4,210,215	$4,448,316
Total assets	$4,347,146	$4,597,469
Net asset value per share	$14.62	$16.66

	Quarter Ended
	March 31, 2020	December 31, 2019
Net investment income per share	$0.24	$0.24
Amortization of purchase premium per share	0.09	0.09
Adjusted net investment income per share[1]	$0.33	$0.33

Net realized/unrealized gain/(loss) per share	$(1.95)	$0.11
Reversal of realized / unrealized loss resulting from the amortization of the purchase premium per share	$(0.09)	$(0.09)
Adjusted net realized/unrealized gain/(loss) per share[1]	$(2.04)	$0.02

Earning/(loss) per share	$(1.71)	$0.35
Adjusted earnings/(loss) per share[1]	$(1.71)	$0.35

Net asset value per share	$14.62	$16.66
Distributions paid per share[2]	$0.33	$0.46

[1]
On September 16, 2019, the Company completed its acquisition of Golub Capital Investment Corporation ("GCIC"). The merger was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by the Company was allocated to the cost of the GCIC assets acquired by the Company pro-rata based on their relative fair value. Immediately following the acquisition of GCIC, the Company recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities acquired from GCIC will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on such loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC equity securities acquired.

As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company is providing the following non-GAAP financial measures that it believes are useful for the reasons described below:

•
“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” – excludes the amortization of the purchase premium and the accrual for the capital gain incentive fee required under GAAP (including the portion of such accrual that is not payable under the Company's investment advisory agreement) from net investment income calculated in accordance with GAAP.

•
“Adjusted Net Realized and Unrealized Gain/(Loss)” and “Adjusted Net Realized and Unrealized Gain/(Loss) Per Share” – excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss from the amortization of the premium from the determination of realized and unrealized gain/(loss) in accordance with GAAP.

•
“Adjusted Net Income/(Loss)” and “Adjusted Earnings/(Loss) Per Share” – calculates net income and earnings per share based on Adjusted Net Investment Income and Adjusted Net Realized and Unrealized Gain/(Loss).

The Company believes that excluding the financial impact of the purchase premium write down in the above non-GAAP financial measures is useful for investors as it is a non-cash expense/loss resulting from the acquisition of GCIC and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes excluding the accrual of the capital gain incentive fee in the above non-GAAP financial measures is useful as it includes the portion of such accrual that is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors.
2 Distributions paid per share during the three months ended December 31, 2019 includes a special distribution of $0.13 per share.

Exhibit 99.1

Second Fiscal Quarter 2020 Highlights

•
Net investment income per share for the quarter ended March 31, 2020 was $0.24 as compared to $0.24 for the quarter ended December 31, 2019. Excluding $0.09 per share in purchase premium amortization from the GCIC acquisition, Adjusted Net Investment Income Per Share[1] for the quarter ended March 31, 2020 was $0.33. This compares to Adjusted Net Investment Income Per Share[1] of $0.33 for the quarter ended December 31, 2019 when excluding $0.09 per share in purchase premium amortization from the GCIC acquisition.

•
Net realized and unrealized loss per share for the quarter ended March 31, 2020 was $(1.95). Adjusted Net Realized and Unrealized Loss Per Share[1] was $(2.04) when excluding the $0.09 per share reversal of net realized loss and unrealized depreciation resulting from the amortization of purchase premium. The Adjusted Net Realized and Unrealized Loss Per Share[1] for the quarter ended March 31, 2020 resulted from an increase in unrealized depreciation in the fair value of some of our portfolio company investments primarily due to the immediate adverse economic effects of the COVID-19 pandemic, the continuing uncertainty surrounding its long-term impact and increases in the spread between yields realized on risk-free and higher risk securities. For additional analysis refer to the Quarter Ended 3.31.20 Investor Presentation available on the Investor Resources link on the homepage of Company's website (www.golubcapitalbdc.com) under Events/Presentations. The Investor Presentation was also filed with the Securities and Exchange Commission as an Exhibit to a Form 8-K. This compares to net realized and unrealized gain per share of $0.11 during the quarter ended December 31, 2019. Adjusted Net Realized and Unrealized Gain Per Share[1] for the quarter ended December 31, 2019 was $0.02 when excluding the $0.09 per share reversal of net realized loss and unrealized loss resulting from the amortization of purchase premium.

•
Earnings per share for the quarter ended March 31, 2020 was a loss of $(1.71) as compared to earnings per share of $0.35 for the quarter ended December 31, 2019. Adjusted Earnings/(Loss) Per Share[1] for the quarter ended March 31, 2020 was $(1.71) as compared to $0.35 for the quarter ended December 31, 2019, and is calculated as the sum of Adjusted Net Investment Income Per Share and Adjusted Net Realized and Unrealized Gain/(Loss) Per Share.

•	Net asset value per share decreased to $14.62 at March 31, 2020 from $16.66 at December 31, 2019.

•
On March 30, 2020, we paid a quarterly distribution of $0.33 per share and on April 9, 2020, our board of directors declared a quarterly distribution of $0.29 per share, which is payable on June 29, 2020 to stockholders of record as of June 9, 2020. The distribution payable in June is consistent with historical quarterly cash distributions at an annualized rate of approximately 8.0% of net asset value, which the Company has historically out-earned.

Portfolio and Investment Activities

As of March 31, 2020, the Company had investments in 257 portfolio companies with a total fair value of $4,210.2 million. This compares to the Company’s portfolio as of December 31, 2019, as of which date the Company had investments in 250 portfolio companies with a total fair value of $4,329.2 million and investments in SLF and GCIC SLF with a total fair value of $119.1 million. Investments in portfolio companies as of March 31, 2020 and December 31, 2019 consisted of the following:

	As of March 31, 2020		As of December 31, 2019
	Investments	Percentage of	Investments	Percentage of
Investment	at Fair Value	Total	at Fair Value	Total
Type	(In thousands)	Investments	(In thousands)	Investments
Senior secured	$646,997	15.4%	$545,176	12.2%
One stop	3,470,782	82.4	3,676,789	82.7
Junior debt*	20,325	0.5	20,291	0.4
LLC equity interests in SLF and GCIC SLF**	—	—	119,078	2.7
Equity	72,111	1.7	86,982	2.0
Total	$4,210,215	100.0%	$4,448,316	100.0%

*	Junior debt is comprised of subordinated debt and second lien loans.
**
On January 1, 2020, we acquired the limited liability company (LLC) interests in SLF and GCIC SLF that were formerly held by our joint venture partners. As a result of the transactions, SLF and GCIC SLF became wholly-owned subsidiaires and are consolidated in our financial statements as of March 31, 2020.

Exhibit 99.1

The following table shows the asset mix of our new investment commitments for the three months ended March 31, 2020:

	For the three months ended March 31, 2020
	New Investment
	Commitments	Percentage of
	(In thousands)	Commitments

Senior secured	$55,848	33.4%
One stop	108,886	65.2
Equity	2,291	1.4
Total new investment commitments	$167,025	100.0%

Total investments in portfolio companies at fair value were $4,210.2 million at March 31, 2020. As of March 31, 2020, total assets were $4,347.1 million, net assets were $1,956.0 million and net asset value per share was $14.62.
Consolidated Results of Operations
For the second fiscal quarter of 2020, the Company reported a GAAP net loss of $(229.0) million or $(1.71) per share and Adjusted Net Loss1 of $(229.0) million or $(1.71) per share. GAAP net investment income was $31.9 million or $0.24 per share and Adjusted Net Investment Income1 was $44.5 million or $0.33 per share.  GAAP net realized and unrealized loss was $(260.9) million or $(1.95) per share and Adjusted Realized and Unrealized Gain/(Loss)1 was $(273.5) million or $(2.04) per share.

Net income can vary substantially from period to period due to various factors, including the level of new investment commitments, the recognition of realized gains and losses and unrealized appreciation and depreciation, including as a result of the effects of the COVID-19 pandemic, and as a result of the acquisition of GCIC. As a result, quarterly comparisons of net income may not be meaningful.

Liquidity and Capital Resources
The Company’s liquidity and capital resources are derived from the Company’s debt securitizations (also known as collateralized loan obligations, or CLOs), U.S. Small Business Administration (“SBA”) debentures, revolving credit facilities and cash flow from operations. The Company’s primary uses of funds from operations include investments in portfolio companies and payment of fees and other expenses that the Company incurs. The Company has used, and expects to continue to use, its debt securitizations, SBA debentures, revolving credit facilities, proceeds from its investment portfolio and proceeds from offerings of its securities and its dividend reinvestment plan to finance its investment objectives.
As of March 31, 2020, we had cash, cash equivalents and foreign currencies of $24.4 million, restricted cash, cash equivalents and foreign currencies of $94.7 million and $2,362.7 million of debt outstanding. As of March 31, 2020, subject to leverage and borrowing base restrictions, we had approximately $115.5 million of remaining commitments and $2.3 million of availability, in the aggregate, on our revolving credit facilities with various banks.
On April 8, 2020, the Company issued transferable subscription rights to stockholders of record which allowed holders of the subscription rights to purchase up to an aggregate of 33,451,902 shares of our common stock. Stockholders received one right for each four outstanding shares of common stock owned on the record date of April 8, 2020. The Company expects to raise approximately $300.0 million in net proceeds from the offering. The rights offering expired on May 6, 2020 and preliminary results indicate that the rights offering was meaningfully over-subscribed. The Company received subscriptions totaling over 65 million shares at a subscription price of $9.17 per share. The exact number of shares of common stock purchased by each investor for will be determined on or around May 15, 2020. The rights offering is subject to the closing conditions as specified in the amended prospectus supplement dated April 13, 2020.

Exhibit 99.1

Portfolio and Asset Quality

GC Advisors regularly assesses the risk profile of each of the Company’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3
Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower may be out of compliance with debt covenants; however, loan payments are generally not past due.

2
Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 180 days past due).

1
Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments. For additional analysis on the Company's internal performance ratings as of March 31, 2020 and the impact from COVID-19, please refer to the Quarter Ended 3.31.2020 Investor Presentation available on Investors Resources link on the homepage of the Company's website (www.golubcapitalbdc.com) under Events/Presentations.
The following table shows the distribution of the Company’s investments on the 1 to 5 internal performance rating scale at fair value as of March 31, 2020 and December 31, 2019:

	March 31, 2020		December 31, 2019
Internal	Investments	Percentage of	Investments	Percentage of
Performance	at Fair Value	Total	at Fair Value	Total
Rating	(In thousands)	Investments	(In thousands)	Investments
5	$104,894	2.5%	$176,411	4.0%
4	2,906,749	69.0	3,861,016	86.8
3	1,114,712	26.5	322,177	7.2
2	83,204	2.0	88,676	2.0
1	656	0.0 *	36	0.0*
Total	$4,210,215	100.0%	$4,448,316	100.0%

*	Represents an amount less than 0.1%.

[1]	See footnote 1 to 'Selected Financial Highlights' above.

Exhibit 99.1

Conference Call
The Company will host an earnings conference call at 3:00 p.m. (Eastern Time) on Monday, May 11, 2020 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (800) 698-0339 approximately 10-15 minutes prior to the call; international callers should dial (312) 281-2958. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Resources link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 3.31.20 Investor Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 12:30 p.m. (Eastern Time) on June 11, 2020. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21950992.

Exhibit 99.1

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(In thousands, except share and per share data)
	March 31, 2020	December 31, 2019
Assets	(unaudited)	(unaudited)
Investments, at fair value (cost of $4,547,999 and $4,530,938, respectively)	$4,210,215	$4,448,316
Cash and cash equivalents	23,705	18,914
Unrestricted foreign currencies (cost of $654 and $512, respectively)	654	512
Restricted cash and cash equivalents	92,736	112,353
Restricted foreign currencies (cost of $2,049 and $1,444, respectively)	2,049	1,444
Unrealized appreciation on forward currency contracts	931	—
Interest receivable	14,886	14,507
Other assets	1,970	1,423
Total Assets	$4,347,146	$4,597,469

Liabilities
Debt	$2,362,678	$2,264,823
Less unamortized debt issuance costs	6,137	5,430
Debt less unamortized debt issuance costs	2,356,541	2,259,393
Other short-term borrowings (proceeds of $0 and $3,605, respectively)	—	65,833
Unrealized depreciation on forward currency contracts	—	1,365
Interest payable	13,082	17,324
Management and incentive fees payable	18,500	20,896
Accounts payable and accrued expenses	3,035	3,561
Accrued trustee fees	—	15
Total Liabilities	2,391,158	2,368,387

Net Assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2019 and September 30, 2019.	—	—
Common stock, par value $0.001 per share, 200,000,000 shares authorized, 133,807,609 issued and outstanding as of March 31, 2020; 200,000,000 shares authorized, 133,805,764 issued and outstanding as of December 31, 2019.	134	134
Paid in capital in excess of par	2,330,839	2,330,806
Distributable earnings	(374,985)	(101,858)
Total Net Assets	1,955,988	2,229,082
Total Liabilities and Total Net Assets	$4,347,146	$4,597,469

Number of common shares outstanding	133,807,609	133,805,764
Net asset value per common share	$14.62	$16.66

Exhibit 99.1

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)
	Three months ended
	March 31, 2020		December 31, 2019
	(unaudited)		(unaudited)
Investment income
Interest income	$87,421		$88,290
GCIC acquisition purchase price premium amortization	(12,600)		(11,837)
Dividend income	146		1,939
Fee income	157		215
Total investment income	75,124		78,607

Expenses
Interest and other debt financing expenses	21,550		22,278
Base management fee	14,858		15,206
Incentive fee	3,847		5,904
Professional fees	1,045		939
Administrative service fee	1,446		1,402
General and administrative expenses	432		147
Total expenses	43,178		45,876
Net investment income	31,946		32,731

Net gain (loss) on investment transactions
Net realized gain (loss) from:
Investments	(11,839)		2,656
Foreign currency transactions	169		(155)
Net realized gain (loss) in investment transactions	(11,670)		2,501
Net change in unrealized appreciation (depreciation) from:
Investments	(255,162)		16,216
Translation of assets and liabilities in foreign currencies	3,626		(3,150)
Forward currency contracts	2,296		(1,250)
Net change in unrealized appreciation (depreciation) on investment transactions	(249,240)	—	11,816
Net gain (loss) on investments	(260,910)		14,317

Net increase (decrease) in net assets resulting from operations	$(228,964)		$47,048

Per Common Share Data
Basic and diluted earnings (loss) per common share	$(1.71)		$0.35
Dividends and distributions declared per common share	$0.33		$0.46
Basic and diluted weighted average common shares outstanding	133,806,413		132,683,147

Exhibit 99.1

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC Inc. invests primarily in one-stop and other senior secured loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC, Inc.’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning direct lender and credit asset manager, with over $30 billion of capital under management. Golub Capital specializes in delivering reliable, creative and compelling financing solutions to middle market companies backed by private equity sponsors. The firm’s credit expertise also forms the foundation of its Late Stage Lending business and its Broadly Syndicated Loan investment program. Across its activities, Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from its private equity sponsor clients and investors. Founded over 25 years ago, Golub Capital today has over 500 employees and lending offices in Chicago, New York, San Francisco and London.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.